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                                                                    Exhibit 23.1
                                                                    ------------

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. ) pertaining to the 1999 Equity Incentive Plan, the Employee Stock
       --
Purchase Plan and International Employee Stock Purchase Plan and the 1999 Non-Employee Director Option Plan of Vignette Corporation of our report dated January 14, 1999, except for Note 10 as to which the date is February 16, 1999, with respect to the consolidated financial statements of Vignette Corporation included in its Registration Statement on Form S-1 (No. 333-68345), as amended as of February 16, 1999, filed with the Securities and Exchange Commission.



Austin, Texas
February 22, 1999                       /s/ Ernst & Young LLP